As filed with the Securities and Exchange Commission on May --, 2002
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  - - - - - - -
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            J-BIRD MUSIC GROUP, LTD.
             (Exact name of registrant as specified in its charter)

               Pennsylvania                                       06-1411727
     (State or other jurisdiction of                           (I.R.S. Employer
      incorporation or organization)                         Identification No.)

             396 Danbury Road
        Wilton, Connecticut 06897                                   06897
 (Address of Principal Executive Offices)                         (Zip Code)


                              CONSULTING AGREEMENTS
                             BETWEEN REGISTRANT AND:
                               CERTAIN CONSULTANTS
                            (Full title of the plan)

                               Hope D. Trowbridge
                                396 Danbury Road
                                Wilton, CT 06897

           (Name and address, including zip code of agent for service)
                             (203) 761-9393 Ex. 2002
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                            Proposed Maximum         Proposed Maximum            Amount of
Title of Securities      Amount to be        Offering Price         Aggregate Offering         Registration
 to be Registered         Registered            per Share*                Price*                    Fee
------------------------------------------------------------------------------------------------------------------------------------
Pursuant to certain
Consulting Agreements
With Consultants             670,000               $.19                  $127,300                  $11.71


         * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the low bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on May 3, 2002.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of
       Information Required by Items of Part I of Form S-3 Included Herein
                Under Cover of Form S-8, Pursuant to Rule 404(a)

Form S-3 Item No. and Heading                                           Heading in Prospectus
1.   Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus............................       Outside Front Cover Page
1.   Inside Front and Outside Back Cover
       Pages of Prospectus.......................................       AVAILABLE INFORMATION;
                                                                        REPORTS TO STOCKHOLDERS;
                                                                        INCORPORATION OF CERTAIN DOCUMENTS
                                                                        BY REFERENCE; TABLE OF CONTENTS
2.   Summary Information, Risk factors and Ratio of
       Earnings to Fixed Charges.................................       Outside Front Cover Page;
                                                                        THE COMPANY; RISK FACTORS
4.   Use of Proceeds.............................................       USE OF PROCEEDS
5.   Determination of Offering Price.............................       Outside Front Cover Page;
                                                                        PLAN OF DISTRIBUTION
6.   Dilution....................................................       Not Applicable
7.   Selling Security Holders....................................       SELLING SHAREHOLDER
8.   Plan of Distribution........................................       Outside Front Cover Page;
                                                                        PLAN OF DISTRIBUTION
9.   Description of Securities to be Registered..................       DESCRIPTION OF SECURITIES
10.  Interests of Named Experts and Counsel......................       EXPERTS; LEGAL OPINIONS
11.  Material Changes............................................       THE COMPANY
12.  Incorporation of Certain Information
       by Reference..............................................       INCORPORATION OF CERTAIN DOCUMENTS
                                                                        BY REFERENCE
13.  Disclosure of Commission Position on
       Indemnification For Securities Act
       Liabilities...............................................       INDEMNIFICATION

REOFFER
PROSPECTUS
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

J-Bird Music Group, Ltd. ("Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to a certain selling shareholders. Under cover of this Form S-8 is a Reoffer Prospectus the Company prepared in accordance with
Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 670,000 shares of Common Stock acquired by the selling shareholders.

                                     PART I

                               REOFFER PROSPECTUS

                            J-BIRD MUSIC GROUP, LTD.
                                396 DANBURY ROAD
                            WILTON, CONNECTICUT 06897
                                 (203) 761-9393

                         670,000 SHARES OF COMMON STOCK

The shares of common stock, $0.001 par value per share, of J-Bird Music Group, Ltd. (the "Company") offered for sale hereby (the "Shares") will be sold from time to time by the following Consultants:


Consultants                         Services                      No. Shares
-----------                         --------                      ----------
Henri Andre Bohnen                  Shipping, Receiving
                                    and Inventory Control           20,000
H. Melville Hicks, Jr.              Legal                           30,000
Joseph Kriz                         Legal                           20,000
Douglas G. McCaskey                 General Manager                600,000
                                                                   -------
                                    TOTAL                          670,000




(collectively "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant a separate Consulting Agreements for consulting and legal services that the Selling Shareholders have provided or are still providing to the Company.

The sales may occur in transactions on the over-the-counter market and quoted on the Bulletin Board maintained by Nasdaq at prevailing market prices or in negotiated transactions. The Company will not receive proceeds from any of the sale of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the 1933 Act before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the Over-the-Counter market and quoted on the NASDAQ Bulletin Board under the symbol "JBMG".

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     _______________________________________

                                   May 7, 2002

                                TABLE OF CONTENTS

Where You Can Find More Information .....................................3
Incorporated Documents...................................................4
Our Company..............................................................5
Risk Factors.............................................................7
Use of Proceeds..........................................................16
Selling Shareholders.....................................................16
Plan of Distribution ....................................................17
Experts..................................................................19
Legal Proceedings........................................................19
Legal Opinion............................................................19


You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange commission (the"SEC") in Washington, D.C. a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered in this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all respects by such reference. Anyone may inspect a copy of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies such as ours that file electronically with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore we file reports, statements and other information with the SEC. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400 Chicago, Illinois 60661. You can also obtain copies of such material from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also makes electronic filings publicly available on its Web site within 24 hours of acceptance. Our common stock is currently traded on the Over-The-Counter market and quoted on the NASDAQ Bulletin Board under the Symbol "JMBG"

                       INCORPORATED DOCUMENTS BY REFERENCE

The SEC allows the Company to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

The following documents which we have filed with the Commission are incorporated by reference into this prospectus:

(a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2001;

(b) Our quarterly reports on Form 10-QSB for the quarters ended September 30, 2001, June 30, 2001 and March 31, 2001

(c)    Our current Reports on Form 8-K filed on October 28, 1998 and July 20,
       2001;

(d) Our Registration Statement on Form 10-SB filed on June 11, 1998 and the Amendments thereto filed on September 1, 1998 and December 18, 1998.

All documents that we have filed with the Commission pursuant to Section 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be part of this prospectus from the date of filing of these documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus, shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed documents, which also is or is deemed incorporated by reference in this prospectus, modifies, supersedes or replaces that statement. Any statement so modified, superseded or replaces shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to Hope D. Trowbridge, President at the Company's executive offices, located at 396 Danbury Road, Wilton, Connecticut 06897. The Company's telephone number is (203) 761-9393. The Company's corporate Web site address is http://www.jbirdrecords.com. Information contained on our website is not part of this Reoffer Prospectus.

                                   OUR COMPANY
GENERAL

         We were incorporated under the name of Caltron, Inc. in the State of Pennsylvania on June 7, 1991. On October 8, 1997 we acquired J-Bird Records, Inc., the first World Wide Web Recording Label(TM) and changed our name to J-Bird Music Group, Ltd. J-Bird Records, Inc. is a wholly owned subsidiary. We are presently authorized by our Articles of Incorporation as amended to issue up to 50,000,000 shares of $0.001 par value of common stock, of which 2,020,960 shares were outstanding as of March 31, 2002.

         On May 24, 2001 the Board of Directors declared effective June 1, 2001 ("Effective Date" a forty (40) to one (1) reverse split on the currently issued and outstanding shares of common stock of the Company ("Reverse Stock Split"). Each forty (40) shares of common stock of the Company issued and outstanding immediately prior to the Effective Date were changed into one (1) share of common stock, par value $0.001 per share ("New Common Stock"). There were no changes in the par value nor any change in the number of authorized shares the Company may issue under its Articles of Incorporation.

         On April 30, 2002 there were issued and outstanding 2,020,960 shares of common stock after giving effect to the Reverse Stock Split..

         J-Bird Records began in 1996 as "The First World Wide Web Recording Label" (jbirdrecords.com), signing, promoting and selling its artists' CDs exclusively online. It quickly developed a traditional brick and mortar presence to enhance its efforts, thereby creating a hybrid label combining the best of both offline and online worlds. J-Bird Records is an independent label with a roster of over 350 artists including Rockapella, John Entwistle, the Guess Who, Mitch Ryder, Jimmie Van Zant, Lee Rocker and more. The label utilizes traditional and online marketing and distribution methods for the promotion of its artists. The Navarre Corporation is the label's exclusive North American distributor to retail accounts. Navarre is the leading independent distributor of music and music-related products throughout North America.

         J-Bird Records' business model combines sustained profitability in the traditional retail marketplace a long with the online world, thus enabling it to withstand the dot-com fallout as compared to exclusive online music-related companies, who have not. As a result, the Company has emerged as a strong, hearty industry competitor, anticipating profitability in 2002.

         J-Bird Records attracts a wide array of established and emerging talent by offering artists a greater level of creative control, freedom and involvement. J-Bird Records offers recording contracts which allow artists to exercise a large amount of self-direction in their career planning, while driving those careers toward a successful future

The J-Bird website, www.jbirdrecords.com, acts as a highly effective, cost-sensitive sales and marketing vehicle for its artists. The site is a completely interactive and user-friendly one offering a broad selection of music from its extensive catalog. Consumers can review artists biographies, view CD artwork, listen to full song samples in streaming audio format, check artists' tour dates, read press reviews and purchase the full CD via J-Bird's e-commerce functionality. Furthermore, J-Bird is immune to the legal ghosts that haunt many music-related sites which offer free MP3 downloads. This is due to the fact that J-Bird only offers free downloads with the full permission and approval from its artists.

         Our emphasis is to sign and develop artists, create consumer demand and strategically align ourselves with other companies to enhance our presence in the marketplace.

         Methods of artist development include the review and critique of music, imaging, artist management, tour support and merchandising. Consumer demand is created through both traditional industry methods and strategic cutting edge promotions via the Internet and other emerging technologies. Traditional methods include but are not limited to publicity campaigns, radio promotions, retail placement & programs, and television appearances. Methods of Internet marketing include downloads, streaming audio, online promotions with traditional retail partners, cybercasts, chats, Internet radio, contests, giveaways, online retail placement and satellite TV & radio.

         The Company has already begun positioning itself to take advantage of the new opportunities for promotion and revenue growth from online sources. According to Jupiter Communications, US online music sales are expected to reach $5.4 billion in the year 2005, up from $387 million in 1999. These numbers are based on combined digital music downloads and physical product sold via online resources. Online music is expected to secure approximately one fourth of the total US market sales in 4 years, with digitally distributed products representing 28% of total online dollars (or $1.5 billion by 2005). With peer-to-peer file sharing (such as Napster) coming under fire for not allowing the artist to be compensated for sharing of digital music files, the distribution of digital music appears ready to move to subscriptions to digital music services that will allow the consumer access to music files and reward the artist and label as well.

         We believe we are poised to take advantage of the financial and promotional opportunities presented to them by aligning itself with third-party digital music providers by licensing our catalog and marketing our services to media and commerce partners, already established as destination sites for music, who provide networked sharing subscription services and digital downloads. These services, industry-wide, will account for approximately $1 billion in 2005, and music downloads will grow to $530 million in the same timeframe. Physical music products (CDs) purchased online is expected to grow from $380 million in 1999 to $3.8 billion in 2005.

         In addition to the above strategies, J-Bird has recently streamlined operating costs, reduced overhead and consolidated inventory, all helping to reduce our break even point. These combined factors are designed to actualize profits in the year 2002.

STRATEGIC ALLIANCES

         We have consummated and intend to pursue strategic relationships to introduce J-Bird's music to various media forms and new geographic markets in order to attract new customers and to pursue additional revenue opportunities. These relationships may take various forms, including cooperative marketing agreements, joint ventures, distribution and licensing agreements or other forms of strategic alliances. Through our distribution agreement with Navarre Corporation, which was renewed in November 2001 for a period of three years, the J-Bird Label has established a North American presence and sales force in the traditional retail and the online retail community. With the exclusive agreement entered into with Bianco Music and Entertainment Ltd. in November, 2000, we believe we can distribute J-Bird music with retail accounts throughout Europe and the United Kingdom. In addition, in August 2000 we have entered into a promotional license agreement with Vitaminic, Inc., Europe's leading Internet community for the promotion and delivery of music in digital format featuring J-Bird Artists, thereby creating additional exposure to the label and web site traffic in the United States and abroad. The December, 2000 Agreement with Lappen Enterprises provides us with additional revenue opportunities through placement in film, television and sound track projects. Through the July 2000 licensing agreement with Oxygen Media, J-Bird Artists and their music have been selected for live and exclusive television performances which are acknowledged and credited visually on the screen. The Oxygen has a growing network of websites and 24 hour cable network which is available in over 9 million households. All these agreements are renewed from year to year unless cancelled by written notice.


                                  RISK FACTORS

         In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Reoffer Prospectus.


         1. Limited Operating History. No Assurance as to Future Profitable Operations. The Company acquired J-Bird in October of 1997 to implement its business opportunities. In view of this the Company has a limited operating history and limited revenues from operations or assets and must be regarded as a new or "start-up" venture with all of the risks of a new business with all the unforeseen cost, expenses, problems and difficulties to which a new venture is subject. The Company cannot predict with any certainty the future success or failure of its operations. There is no assurance that the Company will generate net income or successfully expand its operations in the future. Moreover, as a small and relatively new enterprise, it is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the commencement of a new business and the competitive environment in which the Company is operating. Because of the Company's relatively limited business history and limited assets and revenues there is little evidence for investors to analyze in order to make an informed judgment as to the merits of an investment in the Company. This investment should therefore be considered high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

         2. Need for Substantial Additional Capital. The Company remains in need of substantial financing from sources other than operations in order to cover its overhead and to maintain and expand its operations. To date, the Company has been able to meet its outside financing requirements. We have raised additional capital in private placements not involving public offerings in accordance with
Section 4(2) of the 1933 Act. these transactions were with purchasers who in the opinion of the Company were either accredited investors within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act or sophisticated by virtue of business background and knowledge of the Company through existing relationships giving them access to business and financial information on the Company. These transactions resulted in approximately $850,000 in gross proceeds.

         We expect these same funding sources, which were started in November of 1996, together with anticipated cash flow from conventional asset based debt financing against receivables will continue to provide sufficient capital to cover overhead and maintain and expand its operations.

         Absent adequate revenues from operations during the phase-in period of commercial operations, we will remain dependent on the outside sources described above to meet its requirements and to continue operation. While we believe the Company will be successful in continuing to obtain sufficient financing from such sources, there can be no assurance with any certainty that this will in fact, be the case and the failure to do so would have a material adverse effect on our ability to continue to operate. Our more long term future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations, the cost of our sales and marketing activities, none of which can be predicted with certainty.

         While we do not believe that it will be the case, prospective investors should note that if all of the above described internal and external sources for financing should fail to be sufficient, we could be required to reduce its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or other wise disadvantageous.

         3. History of Losses an Accumulated Deficit. We have experienced operating losses in each fiscal period since commencing operations in 1991. As of December 31, 2001, we had a deficit accumulated since formation in the aggregate approximate amount of $12,080,181, of which approximately $2,633,007 was accumulated in the 2000 fiscal year and approximately $1,253,545 was accumulated in the 2001 fiscal year. (see above, Risk Factor No.1 "Limited Operating History: No Assurance as to Future Profitable Operations"). Since our inception, we have generated extremely limited revenues from operations.

         4. No Assurance of Success or Profitability. There is no assurance that the Company will generate revenue or profits, or that the market price of its common stock will be increased thereby.

         5. Going Concern Assumption. Our independent auditor's report on the Company's financial statements for the year ended December 31, 2001 contain an explanatory paragraph indicating that, the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition the we have an accumulated deficit of $12,080,181 as of December 31, 2001. The Company will require substantial additional funds in the future, and there can be no assurance that any independent auditor's report on the our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may naturally adversely affect our relationship with prospective suppliers and artists, and therefore could have a material adverse effect on our business, financial condition and results of operations.

         6. Conflicts of Interests. Certain conflicts of interest exist between the Company and its officers and directors. Many of them have other business interests to which they devote attention and they may be expected to do so although management time should be devoted to the business of the Company. Conflicts of interest may arise that can be resolved only through exercise of such judgement as is consistent with their fiduciary duties to the company.

         7. Uncertainty of Acceptance of On-line Market as Medium for Sales and Distribution of Music. The On-Line Medium is relatively new and untried marketing channel. There can be no assurance that the public or the artists for that matter will accept and use the Internet as a viable alternative to the established marketing and distribution channels already in existence. While we believe music via the Internet may eventually be profitable and result in purchases, it is not able to estimate with any assurance the potential Internet music market. There can be no assurance that sufficient market penetration can be achieved in order to be profitable.

         8. Dilution from Issuance of Shares for Services. To date, the Company has had very limited revenues from operations. Accordingly, the bulk of its cash assets have been, and may continue to be, utilized to cover the expenses associated with the development of its business and products. Given the foregoing, the Company regularly pays certain of its financial obligations by issuing restricted shares of its common stock, at a discount, in lieu of cash. The discounts at which such shares were issued was generally, but not always, set at 50% of the average market price of the stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board. Such discounts were either negotiated at arms length with third parties or determined arbitrarily and in such cases they bore no relationship to the Company's assets, earnings, book value or other such criteria of value. Such issuances have, and may continue to, result in substantial dilution to the Company's existing shareholders.

         From May of 1995 through August 2001, the Company has issued a total of 139,000 shares after giving effect to the Reverse Stock Split, constituting approximately 7% of the issued and outstanding shares. These shares were issued in lieu of cash compensation and expense reimbursement due under employment and consulting agreements with its executive officers, employees, and corporate counsel and in additional compensation by way of directors shares and stock bonuses. In addition, during that period, the Company issued 313,625 post reverse stock split shares, constituting approximately 15.5% of the issued and outstanding common stock to affiliated and non-affiliated consultants and subcontractors for consulting services of various obligations to its officers, counsel, and outside vendors, the Company will, to the extent possible, continue to issue shares of its common stock at negotiated or arbitrary discounts. Finally, there have been issued 61,238 shares of after giving effect to the Reverse Stock Split in lieu of cash payments of vendor invoices and to artists pursuant to contracts.

         9. Possible Depressive Effect on Price of Securities of Future Sales of Common stock. The resale of approximately 2,020,960 post reverse stock split common shares of the Company, issued and outstanding as of April 30, 2002, of which approximately 270,625 can currently be resold pursuant to Rule 144 of the 1933 Act. The sale or other disposition of much of these currently outstanding shares of common stock is restricted by the 1933 Act. Unless such sales are registered, these shares may only be sold incompliance with Rule 144 promulgated under the 1933 Act or some other exemption from registration thereunder. Rule 144 provides, among other matters, that if certain information concerning the operating and financial affairs of the Company is publicly available, persons who have held restricted securities for a period of one year may thereafter sell in each subsequent three month period up to that number of such shares equal to one percent of our total issued and outstanding common stock. The sale or availability for sale of substantial amounts of common stock in the public market after this offering being made by this Registration Statement could adversely affect the prevailing market price for our common stock and could impair our ability to raise additional capital through the sale of its equity securities.

         10. Possible Voting Control by Management: Possible Depressive Effect on Market Prices. As of April 30, 2002, the Company's officers and directors were the beneficial owners of an aggregate of 146,350 post reverse stock split shares, constituting of approximately .085% of the outstanding common stock.

         11. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's common stock. There can be no assurance that an active and reliable public-market will develop or. if developed, that such market will be sustained. Purchasers of shares of common stock of the Company may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market at such time, in the future, that it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float with a market value for not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless we are able to increase the Company's net worth and market valuation substantially, either through the accumulation of surplus out of earned income of successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. Moreover, even if we meet the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to with draw or terminate a listing on the Nasdaq Small Cap at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where the common stock is currently quoted or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the common stock than would be the case if the common stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there id no assurance that the public market for the common stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without the underwriting arrangements typically found in a public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the pubic at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

         Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 12 "Regulation of Penny Stocks". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effects on the ability of an investor to sell any shares of the Company's common stock.

         12. Regulation of Penny Stocks. As discussed above, at the present time, the Company's common stock is not listed on The Nasdaq Small Cap Stock market or on any stock exchange. Although dealer prices for the Company's common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on or about June 8, 1995.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock" Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders and the Underlying Share Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5. Accordingly, any broker-dealer sales of the shares being registered hereunder, as subject to the Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

         The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors". Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating t the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to ally holder of such penny stocks disclosing recent rice information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to the Company's common stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's common stock.

         Shareholders should be aware that, according to Securities and Exchange Commission release No. 34-329093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

         13. Dependence on Key Personnel. We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team. Our success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Hope D. Trowbridge, President. The loss of this person could have a material adverse affect on our business, prospects, operating results and financial condition. There can, however, be no assurance that, in such event, we will be able to locate and retain a capable successor to her or any member of its senior management. We do not presently have key man life insurance policies and do not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all.

         None of our personnel is covered by an employment contract and any officer or employee of our company can terminate his or her relationship with us at any time. None of our employees is subject to non-competition agreements which would survive termination of employment.

         14. Lack of Continuity in Management. We do not have employment agreements with any of our officers and directors. On the other hand we have a consulting agreement with Douglas G. McCaskey for a period of 3 months dated June 1, 2001 and extended on September 1, 2001 to February 28, 2002. There is no assurance that he will continue to manage the Company in the future.

         15. Indemnification of Officers and Directors. Our By-Laws provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures which we will be unable to recoup.

         16. Dependence Upon Outside Advisors. To supplement the business experience of its officers and directors, we have been and in the future may be required to employ accountants, technical expert, appraiser, attorneys or other consultants or advisors. The selection of any such advisors will be made by the President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on a "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

         17. Competition. We compete for artists and recordings to distribute with national and regional recording and distributing companies, which have a competitive edge over the Company by virtue of their stronger management, promotional, and financial resources. We compete in the distribution and sale of recorded music with established record label companies and with other music producers and distributors including Polygram, Time Warner, EMI, Columbia and Phillips. Our strategy is to sign artists who are unable to obtain recording contracts with larger recordings that management believes will appeal to consumers interested in particular music genres. The recording products offered by the Company compete for consumers who have a wide selection of music choices within the same music genres offered by the Company. The Company also competes with other businesses that offer and sell recordings through the Internet. The Company will compete for consumer dollars on the basis of the types of music it selects for distribution and the marketing of its music selections through the Internet.

         18. No Dividends and None Anticipated. We have not paid any cash dividends, nor do we contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

         19. Potential Fluctuations in Periodic Results. Our revenues may be subject to significant variation from period to period due to the seasonal nature of the recording business and will be difficult to predict. Revenues are difficult to forecast because the internet recording business is evolving, and our sales cycle may vary substantially from time to time.

         20. Our Future Operating Results Are Likely to Fluctuate. Our quarterly and annual operating revenues, expenses and operating results may fluctuate due to a variety of factors, many of which are beyond our control, including:

         o  the timing of contracts with new recording artists

         o the timing of new recording introductions and products us or our competitors

         o variations in the quality and mix of recording marketed and sold by us or our competitors

         o  the timely payment of our invoices

         o possible decreases in average the prices of our labels in response to competitive pressures

         o  market acceptance to new recording labels

         o  growth in the sales of music via the new internet medium

         o  fluctuations in general economic conditions

         Due to all of the foregoing factors, we do not believe that period-to-period comparisons or our historical results of operations are indications of future performance. Furthermore, it is possible that in some future quarters our results of operations may fall below the expectations of management and investors. In such event, the price of our stock on the OTC Bulletin Board will likely be materially and adversely affected.

         21. Our Stock Price is Volatile. The market for securities of music companies, including ours, has been highly volatile. The market price of our post reverse stock split common stock has fluctuated between $2.80 and $.165 from June 8, 2001 to April 30, 2002, and the last sale price was $.19 on May 3, 2002. It is likely that the price of our common stock will continue to fluctuate widely in the future. Factors affecting the trading price of our common stock include:

         o  responses to quarter-to quarter variations in operating results

         o  failure to meet securities analysts' estimates

         o  changes in financial estimates by securities analysts

         o conditions, trends or announcements in the music and entertainment industries

         o announcements or significant acquisitions, strategic alliances, joint ventures, or capital commitments by us or our competitors.

         o  additions or departures of key personnel

         o  sales of common stock

         o accounting pronouncements or changes in accounting rules that effect our financial statements

         o  external factors and events beyond our control

         In addition, the stock market in general, and the market for music and entertainment related stocks in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

         Investors may be unable to resell their shares of our common stock at or above their purchase price. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the subject of securities class action litigation, it could result in substantial costs, a diversion of management's attention and resources and a material adverse effect on our business and financial condition.

         22. External Factors Could Affect Our Common Stock Trading Price. Fluctuations in the trading price of our common stock and purchase warrants may result from a number of factors, some of which are beyond our control, including:

         o  general economic and stock market conditions

         o  or anticipated fluctuations in our operating results;

         o changes in expectations as to our future financial performance or changes in financial estimates by securities analysts;

         o earnings and other announcements by, and changes in market valuations of other comparable companies and

         o  trading of our common stock.

                            FORWARD-LOOKING STATEMENT

         This Reoffer Prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

         o business strategy expansion of our products, marketing and distribution

         o plans for signing and developing additional artists and hiring additional personnel

         o  plans for entering into licensing and distribution agreements

         o anticipated sources of funds, including the proceeds from our operations, to fund our operations for the ensuing years following the date of this Reoffer Prospectus

         o plans, objectives, expectations and intentions contained in this Reoffer Prospectus that are not historical facts.

         When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes, "seeks," estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those discussed under "Risk Factors" and elsewhere in this Reoffer Prospectus. We assume no obligation to update any forward-looking statements





                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         Shares of our common stock eligible for sale pursuant to this Reoffer Prospectus or which may become eligible for sale pursuant to this Reoffer Prospectus, whether or not the holders of these shares have any present intent to do so, are shares which have been acquired by them pursuant to the terms of the individual consulting agreements ("Consulting Agreements") which are individually negotiated agreements pursuant to which the Selling Shareholders are rendering or have rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. In these cases the Company is permitting payment by the performance of consulting services in lieu of the payment thereof in cash.

         All the shares of common stock (the "Shares") being offered hereunder by Douglas G. McCaskey were acquired by him pursuant to the terms of a Consulting Agreement dated as of June 1, 2001 (the "Consulting Agreement") which is an individually negotiated written compensation agreement pursuant to which the selling shareholder is rendering or has rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction, for the purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued to an individual consultant of the the Registrant under an employee benefit plan pursuant to a 1933 Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

         Henri Andre Bohnen is and has been a consultant to the Company as to matters relating to shipping, receiving and inventory controls. Prior to the offering he did not own any shares of the Company's common stock and is not or has not been an officer or director of the Company.

         H. Melville Hicks, Jr. is and has been special counsel to the Company for several years. Prior to the offering he did not own any shares of the Company's common stock and is not or has not been an officer or director of the Company.

         Joseph Kriz is and has been general counsel to the Company for several years. Prior to the offering he did not own any shares of the Company's common stock and is not or has not been an officer or director of the Company.

         Douglas G. McCaskey has been a director and Chairman of the Board from April 1997 to April 2000. Prior to the offering he owned 5,000 shares of common stock of the Company. He will continue to own the 5,000 Shares after the offering or 0.02% of the Company's issued and outstanding common stock after completion of the offering. These shares and the 600,000 aggregate after issued to the Selling Shareholder approximately 22% of the issued and outstanding common stock of the Company

         For the purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued to an individual employee or consultant of our Company under an employee benefit plan pursuant to the 1933 Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

                              PLAN OF DISTRIBUTION

         All or a portion of the Shares offered through this prospectus may be sold, from time to time, by or for the Selling Stockholders in one or more transactions in the public market on the Over-the-Counter ("OTC") Market, in privately negotiated transactions, or in a combination of those transactions. These sales may be made either at fixed prices which may be changed, at market prices prevailing at the time of sale on the OTC Market, at prices related to prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholders, each acting as principal for his own account or may be sold through brokers, dealers or other agents designated from time to time by the Selling Shareholders. These brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the selling stockholders or the purchasers of the Shares. We anticipate that there will be no underwriting commissions or discounts payable with respect to these transactions, other than brokers commissions or fees customarily paid on these types of transactions, which commissions and fees will be borne by the Selling Stockholders.

         Any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

         The Selling Stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit received by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the Selling Stockholders. All of these things may limit the marketability of the Shares.

         To our knowledge, no underwriting arrangements have been entered into by the Selling Stockholders with respect to the Shares as of the date of this Reoffer Prospectus. If we are notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this Reoffer Prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, disclosing (a) the name of each Selling Shareholder and of the participating broker or dealer, (b) the number of shares involved, (c) the price at which the shares were sold, (d) the commissions paid or the discounts or concessions allowed to the broker or dealer, where applicable, (e) that the broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (f) other facts material to the transaction.

         To the extent required, we will use our best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information concerning the plan of distribution not previously disclosed in this prospectus or any material change to that information in this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in those jurisdictions only through registered or licensed brokers or dealers.

         We will pay all expenses incurred to register the Shares, which are estimated to be approximately $4,000, but all brokerage commissions and other expenses incurred by individual selling stockholders will be paid by them. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered through this Prospectus.

                                     EXPERTS

         The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-KSB, for the fiscal years ended December 31, 2000, and December 31, 2001 have been examined by, Caracansi Ramey & Associates, LLC., Certified Public Accountants, and such financial statements and schedules are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.



                                LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation that arises in the normal course of business operations. On March 11, 2002 J-Bird Records Inc. d/b/a J-Bird Music Group was our subsidiary named a defendant in breach of contract suit brought by Color Film Corporation for payment of services performed between December 12, 2000 and February 12, 2001 in the Superior Court of the State of Connecticut alleging damages of $6,968 under a contract for services, plus costs and attorney's fees.

         Also on February 8, 2002 our subsidiary J-Bird Records, Inc. was named a defendant in a breech of contract suit with Donald Argott for payment of past due royalties brought in the Philadelphia Municipal Court of the State of Pennsylvania alleging damages in the amount of $9,224 plus costs.

         Also on January 2,2002, J-Bird Record, Inc. was named a defendant by Bernard Resnick attorney for legal service rendered for legal fees and disbursements in the amount of $2,272 in the Philadelphia Municipal court in the State of Pennsylvania

         We are not a party to any other legal proceedings, and to the best of our knowledge, no such proceedings by or against the Company or J-Bird Records, Inc. have been threatened.

                                 LEGAL OPINION

         The legality of the Shares offered hereby has been passed upon for the Company by H. Melville Hicks, Jr., 551 Fifth Avenue, Suite 1625, New York, New York 10176 its corporate and securities counsel.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are incorporated by reference in this registration statement:

(a) General Form For Registration of Securities of Small Business Issuer on Form 10-SB and all Exhibits thereto filed pursuant to Section 12 (g) of the Exchanges Act of 1934, as amended (the "1934 Act").

(b) Registrant's Annual Report on Form 10-KSB and all Exhibits thereto for the fiscal years ended December 31, 2000 and December 31, 2001, filed pursuant to Section 15(d) of the 1934 Act.

(c) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarter ended September 30, 2001, filed pursuant to Section 15(d) of the 1934 Act.

(d) Registrant's Current Reports on Form 8-K dated October 28, 1999 and filed on November 15, 1999 and dated July 16, 2001 and filed July 20, 2001.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the 1933 Act and Sections 13(a), 13(c), and 14 of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable (securities to be offered are registered under Section 12 of the Exchange Act)

tem 5.  Interest of Named Experts and Counsel

         Caracansi Ramey & Associates, LLC., Certified Public Accountants auditor to the Company do not have any beneficial interest in the common stock of the Company.

         H. Melville Hicks, Jr. is being issued 30,000 shares of common stock in partial payment for services rendered, excluding services rendered in connection with transactions for capital-raising purposes.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Company provide that a director or officer of the Company will not be personally liable to the Company or its shareholders for monetary damages for acts or conduct of said officer or director performed for or on behalf of the Company, except for liability arising out of his own negligence or willful misconduct.

         The Company is entitled under its By-laws to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in any capacity.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Except to the extent herein above set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of the Company is indemnified in any manner against any liability which he may incur in his capacity as such.




Item 7.  Exemption From Registration Claimed

         The Shares were issued for employment compensation and compensation for advising and consulting services rendered or to be rendered. This sale was made in reliance on the exemption from registration requirements of the 1933 Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sales".


Item 8.  Exhibits

         The exhibits filed as a part of this Registration Statement or incorporated herein by reference are as follows:

Exhibit No.           Item
-----------           ----

    4.15 Consulting Agreement Extension dated as of September 1, 2001 between the Company and Douglas McCaskey
    4.16 Consulting Agreement Extension dated as of September 1, 2001 between the Company and Henri Andre Bohnen

    5.5 Opinion of H. Melville Hicks, Jr., Esq., regarding the legality of the securities being registered under this Registration Statement.
   24.7 Consent of Caracansi Ramey & Associates, LLC., Certified Public Accountants Independent Auditors for the Company.
   24.8 Consent of H. Melville Hicks, Jr., Esq., counsel for the Company (set forth in the opinion of counsel included as Exhibit 5.5).


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act , each filing of the Registrant's annual report pursuant to section 13(a) or section 15 (d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, Connecticut on the 7 day of May, 2002


                                               J-BIRD MUSIC GROUP, LTD.

                                               By: s/ Hope D. Trowbridge
                                               Hope D. Trowbridge
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                 Title                              Date
         ---------                                 -----                              ----

s/ Hope D. Trowbridge                              President, Treasurer               May 7, 2002
----------------------
Hope D. Trowbridge

s/Asa L. Fish                                      Secretary                          May 7, 2002
----------------------
Asa L. Fish

s/ Hope D. Trowbrid                                Director                           May 7, 2002
----------------------
Hope D. Trowbridge

s/ Asa L. Fish                                     Director                           May 7, 2002
----------------------
Asa L. Fish

                                INDEX TO EXHIBITS

Exhibit
Number        Description of Documents
------        ------------------------

4.15 Consulting Agreement Extension dated as of September 1, 2001 between the Corporation and Douglas McCaskey.
4.16 Consulting Agreement Extension dated as of September 1, 2001 between the Company and Henri Andre Bohnen
5.5 Opinion of H. Melville Hicks, Jr., Esq., regarding the legality of the securities being registered under this Registration Statement
24.7 Consent of Caracansi Ramey & Associates, LLC., Certified Public Accountants Independent Auditors for the company
24.8 Consent of H. Melville Hicks, Jr., Esq., counsel for the Company (set forth in the opinion of counsel included as Exhibit 5.5)